EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Arkados Group, Inc. (the “Company”) on Form 10-K for the period ending May 31, 2013 as filed with the Securities and Exchange Commission on September 19, 2013 (the “Report”), I, Terrence DeFranco, Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Terrence DeFranco
Date: September 19, 2013	Terrence DeFranco
Principal Accounting Officer